FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ALABAMA POWER COMPANY

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             (Exact name of registrant as specified in its charter)

           ALABAMA                               63-0004250

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(State of incorporation or organization) (IRS Employer Identification No.)

600 North 18th Street, Birmingham, Alabama                       35291
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(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange
Title of each class                           on which each class is
to be so registered                             to be so registered

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Series J 6.75% Senior Notes                   New York Stock Exchange
due June 30, 2039

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the $200,000,000 principal amount Series J 6.75% Senior Notes due June 30, 2039 (the "Series J Senior Notes") of Alabama Power Company (the "Company "). A description of the Series J Senior Notes is contained in the Registration Statement on Form S-3, as amended, of the Company, Alabama Power Capital Trust III, Alabama Power Capital IV, and Alabama Power Capital Trust V, Registration Nos. 333-67453, 333-67453-01, 333-67453-02, and 333-67453-03, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Series J Senior Notes also will be included in a prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.

Item 2.       Exhibits.

Exhibit Number

         1     -- Registration Statement on Form S-3, as amended, filed by the Company, Alabama Power Capital Trust III, Alabama Power Capital IV, and Alabama Power Capital Trust V (Registration Nos. 333-67453, 333-67453-01, 333-67453-02, 333-67453-03) (the
                  "Registration Statement") (incorporated herein by reference).

         4(a)  -- Senior Note Indenture between the Company and The Chase
                  Manhattan Bank, as Trustee (designated in the Registration Statement as Exhibit 4.6 and incorporated herein by reference).

           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated      May 20, 1999              ALABAMA POWER COMPANY

                                     By /s/Wayne Boston
                                           Wayne Boston
                                         Assistant Secretary